FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

HG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

As previously disclosed, the Company’s Board of Directors approved a 1-for-12 reverse stock split of its outstanding shares of Common Stock, par value $0.02 per share (the “Common Stock”) such that every holder of Common Stock receives one share of Common Stock for every twelve shares of Common Stock held (the “Reverse Stock Split”). The close of business on July 15, 2021 (the “Effective Time”) was designated by the Board of Directors as the record date for effectuating the Reverse Stock Split and the amendment to the Company’s Restated Certificate of Incorporation approved by the Company’s stockholders was effective as of such record date.

The Company has been informed by FINRA that the Common Stock will begin trading on a post-split basis when the markets open on July 21, 2021. We further understand that our trading symbol as quoted on the OTCQB will change at that time to “STLYD.”  We further understand that the “D” will be removed 20 business days later, and the symbol will revert to the original symbol of “STLY.”  In connection with the Reverse Stock Split, the Company’s CUSIP number (which is an identifier used by participants in the securities industry to identify our common stock) will change to 42834P207.

No fractional shares of common stock were issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay cash (without interest) equal to such fraction multiplied $0.70 which was the 90-day Volume Weighted Average Price (“VWAP”) of our common stock on the OTCQB for the period immediately preceding the Effective Time (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above. Stockholders owning fractional shares will be paid out in cash for such fractional shares.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Reverse Stock Split, the amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation, as amended, approved by the Company’s stockholders at the Company’s Annual Meeting on June 22, 2021 was effective on July 15, 2021. The Amendment effectuated the Reverse Stock Split described above in Item 3.03 above and such description is hereby incorporated by reference into this Item.

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment to the Company’s Certificate of Incorporation, effective July 15, 2021 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: July 20, 2021	By:	/s/ Bradley G. Garner
Bradley G. Garner
Principal Financial and Accounting Officer